Exhibit 4.2

SUPPLEMENTAL INDENTURE ESTABLISHING A SERIES OF

EURO-DENOMINATED NOTES

WMG ACQUISITION CORP.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 16, 2021

to the

INDENTURE

DATED AS OF JUNE 29, 2020

Providing for the Issuance of

2.250% Senior Secured Notes Due 2031

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 16, 2021 (this “Supplemental Indenture”), among WMG Acquisition Corp. (together with its successors and assigns, the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee, the Notes Authorized Representative and the Collateral Agent are party to the Indenture, dated as of June 29, 2020 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), which provides for the issuance from time to time of Notes by the Company;

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Closing Date;

WHEREAS, in connection with the issuance of the 2031 Euro Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2031 Euro Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Title of Notes. There shall be a series of Notes of the Company designated the “2.250% Senior Secured Notes due 2031” (the “2031 Euro Notes”), which Notes shall be Euro-denominated.

3. Maturity Date. The Maturity Date of the 2031 Euro Notes shall be August 15, 2031.

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4. Interest and Interest Rates. Interest on the outstanding principal amount of 2031 Euro Notes will accrue at the rate of 2.250% per annum and will be payable semi-annually in arrears on February 15 and August 15 in each year, commencing on February 15, 2022, to holders of record on the immediately preceding February 1 and August 1, respectively (each such February 1 and August 1, a “Record Date”). Interest on the 2031 Euro Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from August 16, 2021, except that interest on any Additional 2031 Euro Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from August 16, 2021 (or if the date of issuance of such Additional 2031 Euro Notes is an Interest Payment Date, from such date of issuance); provided that if any 2031 Euro Note and any Exchange Notes issued in exchange therefor are surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of 2031 Euro Notes that may be authenticated and delivered and outstanding under the Indenture is not limited. The aggregate principal amount of the 2031 Euro Notes shall initially be €445 million. The Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2031 Euro Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2031 Euro Notes (any such Additional Notes, “Additional 2031 Euro Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 2.01 of the Indenture.

6. Redemption. (a) The 2031 Euro Notes may be redeemed, in whole or in part, at any time prior to August 15, 2026, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2031 Euro Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any 2031 Euro Note on any applicable Redemption Date, the greater of:

(1) 1.0% of the then outstanding principal amount of such 2031 Euro Note; and

(2) the excess, if any, of:

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(a) the present value at such redemption date of (i) the redemption price of the 2031 Euro Note at August 15, 2026 (such redemption price being set forth in the table appearing in Section 6(b)) plus (ii) all required remaining scheduled interest payments due on the 2031 Euro Note through August 15, 2026 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Bund Rate as of such redemption date plus 75.0 basis points; over

(b) the then outstanding principal amount of the 2031 Euro Note.

“Bund Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two business days (but not more than five business days) prior to such redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to August 15, 2026; provided, however, that if the period from such redemption date to August 15, 2026 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to August 15, 2026 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used; provided that if the Bund Rate determined in accordance with the foregoing shall be less than zero, the Bund Rate shall be deemed to be zero for all purposes of the Indenture.

(b) On or after August 15, 2026, the Company may redeem all or a part of the 2031 Euro Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2031 Euro Notes to be redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2026	101.125%
2027	100.563%
2028 and thereafter	100.000%

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(c) At any time prior to August 15, 2026, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of 2031 Euro Notes (including the aggregate principal amount of any Additional 2031 Euro Notes) issued under the Indenture, at its option, at a redemption price equal to 102.250% of the principal amount of the 2031 Euro Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant interest payment date) (each, a “Note Equity Offering Redemption”), with funds in an aggregate amount not exceeding the net cash proceeds of one or more Equity Offerings by the Company or any contribution to the Company’s common equity capital made with the net cash proceeds of one or more Equity Offerings by the Company’s direct or indirect parent; provided that:

(i) at least 50% of the aggregate principal amount of 2031 Euro Notes originally issued under the Indenture (including the aggregate principal amount of any Additional 2031 Euro Notes) remains outstanding immediately after the occurrence of such redemption (unless all such 2031 Euro Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding Note Equity Offering Redemption); and

(ii) notice of such redemption is given no more than 180 days after the date of, and may be conditioned upon, the closing of such Equity Offering.

(d) In addition, during any twelve-month period prior to August 15, 2026, the Company may redeem up to 10% of the original aggregate principal amount of the 2031 Euro Notes (including the principal amount of any Additional 2031 Euro Notes) at a redemption price equal to 101.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e) The Company may acquire 2031 Euro Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

(f) Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transactions or event. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

7. Modifications to Indenture. The following terms of the Indenture are hereby amended solely with respect to the 2031 Euro Notes and not with respect to any Original Notes or Additional Notes other than the 2031 Euro Notes as follows:

(a) Section 1.01 is amended by replacing clause (26) of the definition of “Permitted Liens” with the following:

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(26) Liens securing (i) First Lien Indebtedness in an aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)), not exceeding the greater of (A) $3,600 million and (B) the maximum aggregate principal amount of First Lien Indebtedness that could be incurred without exceeding a First Lien Indebtedness to EBITDA Ratio for the Issuer of 4.50 to 1.00, (ii) Senior Secured Indebtedness that is not First Lien Indebtedness in an aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)) not exceeding the maximum aggregate principal amount of Senior Secured Indebtedness that could be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Issuer of 5.00 to 1.00, (iii) Revolving Credit Agreement Indebtedness not to exceed at any time outstanding the greater of $400 million and 50% of EBITDA (for the Measurement Period applicable at the time such Revolving Credit Agreement Indebtedness is committed) and (iv) Indebtedness in an amount not to exceed the greater of $450 million and 60.0% of EBITDA (for the Measurement Period applicable at the time of the incurrence of such Indebtedness) pursuant to Section 2.6 of the Senior Term Loan Agreement as in effect on January 31, 2018;

8. Form. The 2031 Euro Notes shall be issued substantially in the form set forth, or referenced, in Article Two of the Indenture, and Exhibit A-2 or Exhibit C-2 attached to the Indenture, in each case as provided for in Section 2.02 of the Indenture (as such form may be modified in accordance with Section 2.01 of the Indenture).

9. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

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11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

13. Electronic Execution of Documents. The words “execution”, “signed”, “signature”, and words of like import in any amendment, supplement or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, company order, Opinion of Counsel, Note, amendment, notice, direction, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture or this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture]

Guarantors:

A.P. SCHMIDT CO.
ARTS MUSIC INC.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
AUDIO PROPERTIES/BURBANK, INC.
BIG BEAT RECORDS INC.
CAFÉ AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
ELEKTRA MUSIC GROUP INC.
ELEKTRA/CHAMELEON VENTURES INC.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
GENE AUTRY’S WESTERN MUSIC PUBLISHING CO.
GOLDEN WEST MELODIES, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
J. RUBY PRODUCTIONS, INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MELODY RANCH MUSIC CO., INC.
MIXED BAG MUSIC, INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.

[Signature Page to Fifth Supplemental Indenture]

(cont-d):

REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIDGEWAY MUSIC CO., INC.
RIGHTSONG MUSIC INC.
ROADRUNNER RECORDS, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SR/MDM VENTURE INC.
SUMMY-BIRCHARD, INC.
SUPER HYPE PUBLISHING, INC.
THE ALL BLACKS U.S.A., INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.C.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER MUSIC PUBLISHING INTERNATIONAL INC.
WARNER RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER CHAPPELL MUSIC SERVICES, INC.
WARNER CHAPPELL MUSIC, INC.
WARNER CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION

[Signature Page to Fifth Supplemental Indenture]

(cont-d):

WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WC GOLD MUSIC CORP.
W CHAPPELL MUSIC CORP.
WCM/HOUSE OF GOLD MUSIC, INC.
WARNER RECORDS/QRI VENTURE, INC.
WARNER RECORDS/RUFFNATION VENTURES, INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WIDE MUSIC, INC.
WMG RHINO HOLDINGS INC.
ARTIST ARENA LLC
ASYLUM LLC
ASYLUM RECORDS LLC
ASYLUM WORLDWIDE LLC
ATLANTIC MOBILE LLC
ATLANTIC PIX LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC RECORDING LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
ELEKTRA MUSIC LLC
ELEKTRA RECORDS LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
MM INVESTMENT LLC
P & C PUBLISHING LLC

[Signature Page to Fifth Supplemental Indenture]

(cont-d):

RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO ENTERTAINMENT LLC
RHINO FOCUS HOLDINGS LLC
RHINO/FSE HOLDINGS, LLC
SODATONE USA LLC
T-BOY MUSIC, L.L.C.
T-GIRL MUSIC, L.L.C.
THE BIZ LLC
UPPED.COM LLC
UPROXX LLC
WARNER MUSIC DISTRIBUTION LLC
WARNER MUSIC NASHVILLE LLC
WARNER RECORDS/SIRE VENTURES LLC
WARNER RECORDS LLC
WMG COE, LLC
WMG PRODUCTIONS LLC
WRONG MAN DEVELOPMENT LIMITED LIABILITY COMPANY
COMEDY TECHNOLOGIES, INC.
DAQUAN MEDIA LLC
SO SATISFYING LLC
SOCIAL ACES, LLC
ATLANTIC RECORDS GROUP LLC

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to Fifth Supplemental Indenture]

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Sole Member

By: Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Fifth Supplemental Indenture]

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner

By: Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Vice President & Secretary

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member

By: Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Vice President & Secretary

[Signature Page to Fifth Supplemental Indenture]

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Vice President & Secretary

[Signature Page to Fifth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Lopez
Authorized Signatory

[Signature Page to Fifth Supplemental Indenture]